UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2015

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2015 Annual Meeting of Stockholders of American Vanguard Corporation held on June 3, 2015, three matters were voted upon by shareholders, namely, (i) the election of eight directors until their successors are elected and qualified, (ii) ratification of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2015, and (iii) an advisory vote approving the overall executive compensation policies and procedures of the Company as set forth in the 2015 proxy.

With respect to the first proposal in the proxy, the following eight nominees received more votes “FOR” than votes “AGAINST”, and, as a result, were elected to serve as directors for the ensuing year:

Nominee	Votes For	Votes Withheld
Scott D. Baskin	20,231,726	1,901,525
Lawrence S. Clark	21,994,041	139,210
Debra F. Edwards	22,032,322	100,929
Morton D. Erlich	21,874,540	258,711
Alfred F. Ingulli	21,978,837	154,414
John L. Killmer	21,975,230	158,021
Eric G. Wintemute	21,925,398	207,853
Esmail Zirakparvar	21,823,968	309,283

With respect to all director nominees, broker non-votes equaled 3,491,898.

With respect to Proposals Two (appointment of BDO), and Three (advisory approval of executive compensation), both measures received the affirmative vote of a majority of the shares cast at the meeting; more specifically, the shares were voted as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Two	25,063,909	508,186	53,054	0
Three	21,501,307	550,666	81,278	3,491,898

Item 8.01 Other Events

On June 8, 2015, American Vanguard Corporation issued a press release announcing the results of the 2015 Annual Meeting of Shareholders and that its board of directors had chosen not to declare a cash dividend. The complete text of that release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated June 8, 2015 of American Vanguard Corporation regarding the results of the 2015 Annual Shareholders’ Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 8, 2015

	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated June 8, 2015 regarding the results of the 2015 Annual Shareholders’ Meeting.